Exhibit 99.1

BioTime, Inc. Reports Third Quarter Results and Recent Clinical Progress

  Initial data from OpRegen® trial suggest cells able to engraft and survive at least 12 months
  Initial 3-D Imaging data from Renevia® trial run-in patients suggest volumetric improvements are sustained at least 12 months

ALAMEDA, Calif.--(BUSINESS WIRE)--November 3, 2016--BioTime, Inc. (NYSE MKT and TASE: BTX), a clinical stage biotechnology company with a focus on pluripotent cell-based technologies, today reported financial results for the third quarter ended September 30, 2016, and recent therapeutic program progress.

“Through the quarter, we continued to execute on our plan with great progress across all our programs within the BioTime family of companies. We are particularly encouraged by the early data reported on Renevia® and OpRegen®. Both Asterias and OncoCyte also reported promising data from their clinical trials,” said Adi Mohanty, Co-Chief Executive Officer. “For the remainder of the year and into 2017, we expect to achieve a substantial number of value-enhancing milestones, including additional efficacy and safety data from the second and third patient cohorts in the OpRegen® clinical trial, and pivotal data and potential CE mark approval for Renevia® in Europe.”

Third Quarter and Recent Accomplishments

Clinical Progress

OpRegen® (retinal pigment epithelial cells)

  The ongoing Phase I/IIa clinical trial is evaluating the safety of three different dosage regimens of OpRegen® in the advanced form of dry age-related macular degeneration (Dry-AMD). Dry-AMD is a condition for which there is currently no FDA-approved therapy. Preliminary data from the first cohort of patients treated in this trial of OpRegen® resulted in no serious adverse events. Imaging data from the first patient who completed one-year of post-treatment clinical assessment may indicate that the graft can survive for at least 12 months. These and other data will be presented at the International Symposium on Ocular Pharmacology and Therapeutics (ISOPT), on December 2, in Rome, Italy.
  Enrollment in the second cohort, in which patients are receiving a higher and more clinically meaningful 200,000 cell dose, is expected to be complete by year end 2016, and data are expected early in 2017.
  Additional data, from the third cohort, which is expected to commence before year end, is anticipated by the end of 2017.
  US clinical trial sites are expected to be announced in early 2017.

Renevia® (adipose cells + cell delivery matrix)

  The Renevia® pivotal clinical trial for HIV-related facial lipoatrophy continues to enroll new patients and is on track to complete patient enrollment by the end of 2016. The objective of the trial is to assess the safety and efficacy of Renevia® in restoring normal skin contours in patients whose subcutaneous fat has been lost due to antiviral drug treatment for HIV. BioTime expects top-line efficacy data in the first half of 2017. If the data are positive, the company plans to submit an application for CE mark approval in Europe shortly thereafter.
  Positive data from the pivotal trial could provide support for future studies of Renevia® in certain broader applications of fat tissue deficits. These include various medical aesthetics applications, such as age-related and trauma-related facial fat loss.

AST-OPC1 (oligodendrocyte progenitor cells)

  In September, BioTime’s affiliate Asterias Biotherapeutics, Inc. (NYSE MKT: AST), announced positive data from the AST-OPC1 SCiSTAR Phase 1/2a clinical study in patients with complete cervical spinal cord injuries. All patients in the initial cohort who received 10 million AST-OPC1 cells showed at least one motor level of improvement (regaining some function in their arms), while two of five patients achieved two motor levels of improvement (regaining some function in their arms, hands and fingers) on at least one side of their body. The data were presented at the Annual Scientific Meeting of the International Spinal Cord Society (ISCoS) in Vienna, Austria.
  Six-month efficacy data on this first cohort are expected to be announced in January 2017. Enrollment is also ongoing in a new cohort in which patients are receiving a higher dose of 20 million cells.

OncoCyte (non-invasive cancer diagnostics)

  In August, BioTime’s subsidiary OncoCyte Corporation (NYSE MKT: OCX) closed a financing with both new and existing investors, providing OncoCyte with gross proceeds of $10.55 million, before deducting placement agent fees and offering expenses.
  Data was presented related to OncoCyte's lead product, a confirmatory diagnostic for lung cancer screening. OncoCyte expects to complete the study by year end and, if successful, could launch the product by mid-year 2017.

Research and Development

  In August, BioTime strengthened its regenerative medicine intellectual property portfolio with the issuance of 31 new patents. This included nine in the U.S. and 22 in Australia, Canada, China, India, Israel, and Japan. The new patents supplement the existing portfolio of more than 700 patents and patent applications owned or licensed by the BioTime family of companies worldwide.

Management Team

  In October, BioTime strengthened its senior management team with the appointment of Jim Knight as Senior Vice President, Head of Corporate Development. Mr. Knight is a highly accomplished professional with an extensive skill set and knowledge that is applicable immediately, as the company has started reporting encouraging early clinical data on its key programs.

Third Quarter Financial Results

Cash Position and Equity Values: Cash and cash equivalents totaled $30.5 million as of September 30, 2016, compared to $42.2 million as of December 31, 2015, which included Asterias’ cash and cash equivalents of $11.2 million. Based on the September 30, 2016, closing prices of Asterias and OncoCyte common stock on the NYSE MKT, the shares of Asterias and OncoCyte owned by BioTime had an estimated market value of $92.2 million and $74.0 million, respectively, or an aggregate market value of approximately $166.0 million on that date.

Revenues: Total revenues were $1.5 million for the third quarter, compared to $2.3 million in the third quarter of 2015. Asterias’ total revenues included in the third quarter of 2015 were $1.4 million as shown in the table below (in thousands). BioTime’s operating revenues are currently generated primarily from research grants, licensing fees and advertising from the marketing of online database products.

	Three months ended September 30, 2016			Three months ended September 30, 2015
	Consolidated Results of Operations	Asterias	Consolidated Results less Asterias	Consolidated Results of Operations	Asterias	Consolidated Results less Asterias
REVENUES:
Total revenues	1,499	-	1,499	2,306	1,423	883

R&D Expenses: Research and development expenses were $6.4 million for the third quarter, compared to $11.4 million for the comparable period in 2015. The 2015 expenses included $4.6 million attributable to Asterias' research and development. The decrease year over year was primarily due to the deconsolidation of Asterias for financial reporting purposes commencing May 13, 2016.

G&A Expenses: General and administrative expenses were $4.6 million for the third quarter, compared to $7.5 million for the third quarter of 2015. The decrease was primarily due to the deconsolidation of Asterias financial results and reduced expenses incurred by OncoCyte.

Operating Loss: Loss from operations was $9.6 million in the third quarter compared with a loss of $17.1 million in the third quarter of 2015. The decrease was primarily due to the lower operating expenses as a result of the deconsolidation of Asterias operating results and reduced expenses incurred by OncoCyte.

Net Income (loss) attributable to BioTime: Net income attributable to BioTime was $31.2 million, or $0.30 per basic and diluted share for the three months ended September 30, 2016, due primarily to the gain on our interest in Asterias at fair value using the equity method of accounting. There was no deferred income tax provision or benefit recorded in the three months ended September 30, 2016. For the third quarter of 2015, net loss attributable to BioTime was $14.0 million, or ($0.18) per share. Net income (loss) attributable to BioTime includes losses from BioTime’s majority owned and consolidated subsidiaries based upon BioTime’s percentage ownership of those subsidiaries.

Conference Call and Webcast Details

BioTime will host a conference call and webcast on November 3, 2016, at 4:30 pm Eastern Time (1:30 pm Pacific Time) to discuss third quarter results and recent corporate accomplishments. To participate on the call, the dial-in number in the U.S./Canada is 1-(877) 407-0784. For international participants outside the U.S./Canada, the dial-in number is (201) 689-8560. For all callers, please refer to the “BioTime, Inc. Conference Call.” The live webcast can be accessed on the “Events & Presentations” page of the “Investors & Media” section on BioTime’s website at http://www.biotimeinc.com.

A replay of the conference call will be available for seven business days beginning about two hours after the conclusion of the live call, by calling toll-free from U.S./Canada: 1-844-512-2921; international callers dial 1-412-317-6671. Use the Conference ID 13648138. Additionally, the archived webcast will be available on the “Events & Presentations” page of the “Investors & Media” section on BioTime’s website at http://www.biotimeinc.com.

About BioTime

BioTime, Inc. is a clinical-stage biotechnology company focused on developing and commercializing novel therapies in the field of regenerative medicine. The foundation of its core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body, and its HyStem® three dimensional cell delivery matrix technology. BioTime, Inc.’s research and other activities have resulted, over time, in the creation of other subsidiaries that address other non-therapeutic market opportunities such as cancer diagnostics, drug development, cell research products and mobile health software applications.

BioTime, Inc.’s common stock is traded on the NYSE MKT under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime, Inc. specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com.

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)

	September 30, 2016 (Unaudited)	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,451	$42,229
Available for sale securities	903	753
Trade accounts and grants receivable, net	1,604	1,078
Landlord receivable	115	567
Prepaid expenses and other current assets	2,079	2,610
Total current assets	35,152	47,237

Property, plant and equipment, net and construction in progress	4,726	7,539
Deferred license fees	145	322
Deposits and other long-term assets	1,011	1,299
Equity method investment in Asterias, at fair value	92,210	-
Equity method investment in Ascendance	3,482	4,671
Intangible assets, net	10,848	33,592
TOTAL ASSETS	$147,574	$94,660

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$7,176	$9,377
Capital lease liability, current portion	173	38
Promissory notes, current portion	95	95
Related party convertible debt, net of discount, current portion	357	-
Deferred grant income	-	2,513
Deferred license and subscription revenue, current portion	537	439
Total current liabilities	8,338	12,462

LONG-TERM LIABILITIES
Deferred revenues, net of current portion	385	615
Deferred rent liabilities, net of current portion	46	158
Lease liability	1,348	4,400
Related party convertible debt, net of discount, net of current portion	954	324
Promissory notes, net of current portion	173	220
Capital lease, net of current and other liabilities	89	34
TOTAL LIABILITIES	11,333	18,213

Commitments and contingencies

SHAREHOLDERS' EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding	-	-
Common shares, no par value, 150,000 shares authorized; 103,392 shares issued and 102,772 shares outstanding at September 30, 2016; 94,894 issued and 90,421 outstanding at December 31, 2015	313,506	274,342
Accumulated other comprehensive loss	(690)	(237)
Accumulated deficit	(190,534)	(229,181)
Treasury stock at cost: 620 shares at September 30, 2016 and 4,473 shares at December 31, 2015	(2,891)	(18,033)
BioTime, Inc. shareholders' equity	119,391	26,891
Non-controlling interest	16,850	49,556
Total shareholders' equity	136,241	76,447
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$147,574	$94,660

BIOTIME, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
REVENUES:
Grant income	$1,109	$1,466	$3,346	$3,596
Royalties from product sales and license fees	177	357	463	631
Subscription and advertisement revenues	69	343	700	1,020
Sale of research products and services	144	140	331	328
Total revenues	1,499	2,306	4,840	5,575

Cost of sales	(58)	(432)	(378)	(957)

Gross Profit	1,441	1,874	4,462	4,618

OPERATING EXPENSES:
Research and development	(6,422)	(11,433)	(29,093)	(29,816)
General and administrative	(4,574)	(7,545)	(23,083)	(18,911)
Total operating expenses	(10,996)	(18,978)	(52,176)	(48,727)
Loss from operations	(9,555)	(17,104)	(47,714)	(44,109)
OTHER INCOME/(EXPENSES):
Interest income/(expense), net	(167)	(12)	(513)	(207)
BioTime’s share of losses in equity method investment in Ascendance	(855)	-	(1,189)	-
Gain on deconsolidation of Asterias	-	-	49,048	-
Gain on equity method investment in Asterias at fair value	40,015	-	26,532	-
Other income/(expense), net	(173)	(573)	197	(408)
Total other income/(expense), net	38,820	(585)	74,075	(615)
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	29,265	(17,689)	26,361	(44,724)

Deferred income tax benefit	-	948	-	3,395

NET INCOME (LOSS)	29,265	(16,741)	26,361	(41,329)

Net loss attributable to non-controlling interest	1,934	3,115	12,286	7,762

NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC.	31,199	(13,626)	38,647	(33,567)

Dividends on preferred shares	-	(363)	-	(415)
NET INCOME (LOSS) ATTRIBUTABLE TO BIOTIME, INC. COMMON SHAREHOLDERS	31,199	(13,989)	38,647	(33,982)
NET INCOME (LOSS) PER COMMON SHARE:

BASIC	$0.30	$(0.18)	$0.40	$(0.43)
DILUTED	$0.30	$(0.18)	$0.39	$(0.43)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
BASIC	102,711	79,224	95,484	78,619
DILUTED	103,613	79,224	99,073	78,619

CONTACT:
Investor Contact:
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Matthew Haines, 917-733-9297
mhaines@evcgroup.com
or
Media Contact:
Gotham Communications, LLC
Bill Douglass, 646-504-0890
bill@gothamcomm.com